Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD SECOND QUARTER RESULTS

Highlights

•	Net sales growth of 8% with base business net sales growth of 7% for Q2 2017

•	Q2 2017 diluted EPS increased 12% to $2.21, with year to date diluted EPS up 16% to a record $2.73

•	Affirms 2017 earnings guidance range of $4.12 - $4.32 per diluted share
______________________

COVINGTON, LA. (July 20, 2017) – Pool Corporation (NASDAQ/GSM:POOL) today reported record results for the second quarter of 2017.
“Our second quarter results show solid sales and earnings growth, founded on strong execution. Our continued focus on improving operational leverage enabled us to create real value for our customers and suppliers. As we pass the halfway mark of 2017, we are pleased to affirm that we are on track to meet expectations,” said Manuel Perez de la Mesa, President and CEO.
Net sales for the second quarter of 2017 increased 8% to a record $988.2 million compared to $918.9 million in the second quarter of 2016. We realized base business sales growth of 7% over the same period last year, with increases in swimming pool repair and remodel activities, including major pool refurbishment and replacement of key pool equipment.
Gross profit for the second quarter of 2017 increased 7% to a record $289.7 million from $270.7 million in the same period of 2016. Base business gross profit improved 6% over the second quarter of last year. Gross profit as a percentage of net sales (gross margin) was 29.3% for the second quarter of 2017 compared to 29.5% for the second quarter of 2016. Gross margin decreased approximately 15 basis points from the second quarter of 2016, which comes on top of a 30 basis point increase in the first quarter of 2017.
Selling and administrative expenses (operating expenses) increased approximately 6% to $135.5 million in the second quarter of 2017 compared to the second quarter of 2016, with base business operating expenses up 5% over the comparable 2016 period. The increase in operating expenses is in line with the increase in sales growth, which resulted in operating expenses as a percentage of net sales of 14% for both the second quarter of 2017 and 2016. The increase includes seasonally higher growth-driven labor and freight expenses, as well as higher employee-related insurance costs.
Operating income for the second quarter increased 8% to a record $154.2 million compared to the same period in 2016. Operating income as a percentage of net sales (operating margin) was 15.6% for the second quarter of 2017 compared to 15.5% for the second quarter of 2016.
During the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, on a prospective basis. This adoption resulted in a tax benefit recorded in our provision for income taxes, which positively impacted our net income and earnings per share. The net income impact on our earnings per share was offset by an increase of approximately 550,000 diluted weighted average shares outstanding used to calculate our earnings per diluted share. Net income attributable to Pool Corporation, including the tax benefit of $1.9 million from the impact of adopting ASU 2016-09, was $94.9 million in the second quarter of 2017 compared to $85.4 million for the second quarter of 2016. Earnings per share, including a favorable $0.02 per diluted share impact from the adoption of this accounting pronouncement, increased 12% to a record $2.21 per diluted share for the three months ended June 30, 2017 versus $1.98 per diluted share for the same period in 2016.

Net sales for the six months ended June 30, 2017 increased 7% to a record $1,534.6 million from $1,434.1 million in the comparable 2016 period, with much of this growth coming from the 6% improvement in base business sales. Gross margin remained flat compared to the same period last year and was 28.9% in both the first half of 2017 and 2016.
Operating expenses increased 7% compared to the first half of 2016, with base business operating expenses up 6%. Operating income for the first six months of 2017 increased 8% to $185.2 million compared to $172.0 million in the same period last year.
Earnings per share for the first six months of 2017, including a favorable $0.14 per diluted share impact from the adoption of ASU 2016-09 as discussed above, increased 16% to a record $2.73 per diluted share versus $2.35 per diluted share for the first six months of 2016. Net income attributable to Pool Corporation for the six months ended June 30, 2017 was $117.2 million, including the tax benefit of $7.4 million from the impact the new accounting guidance, compared to Net income attributable to Pool Corporation of $101.8 million for the six months ended June 30, 2016.
On the balance sheet at June 30, 2017, total net receivables, including pledged receivables, increased 5% while inventory levels grew 10% compared to June 30, 2016. Total debt outstanding at June 30, 2017 was $553.5 million, a $52.9 million increase from total debt at June 30, 2016.
Cash used in operations was $41.3 million for the first six months of 2017 compared to $13.8 million for the first six months of 2016. In addition to reflecting growth-related increases in inventories and receivables, the increase in cash used in operations includes the normal scheduled payment of our second quarter 2017 estimated taxes, whereas our second quarter 2016 estimated tax payments were deferred as allowed for areas affected by severe storms and flooding in Louisiana. Adjusted EBITDA (as defined in the addendum to this release) was $163.8 million and $150.3 million for the second quarter of 2017 and 2016, respectively, and $203.6 million and $186.9 million for the first six months of 2017 and 2016, respectively.
“We are pleased with our results for the first half of the year, and we affirm our previously communicated earnings guidance range of $4.12 to $4.32 per diluted share. Our season is in full swing, and we are just hitting our stride. Our team continues to exemplify the energy and passion for providing the best quality service, which is what truly differentiates us during the busiest times of the year and is a key factor to our continued success,” said Perez de la Mesa.
POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. As of June 30, 2017, POOLCORP operated 345 sales centers in North America, Europe, South America and Australia, through which it distributes more than 160,000 national brand and private label products to roughly 100,000 wholesale customers. For more information, please visit www.poolcorp.com.
This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net sales	$988,163	$918,889	$1,534,603	$1,434,139
Cost of sales	698,499	648,153	1,091,318	1,020,380
Gross profit	289,664	270,736	443,285	413,759
Percent	29.3%	29.5%	28.9%	28.9%

Selling and administrative expenses	135,478	128,316	258,101	241,809
Operating income	154,186	142,420	185,184	171,950
Percent	15.6%	15.5%	12.1%	12.0%

Interest and other non-operating expenses, net	3,952	4,001	7,599	6,965
Income before income taxes and equity earnings	150,234	138,419	177,585	164,985
Provision for income taxes (1)	55,654	53,209	60,772	63,437
Equity earnings in unconsolidated investments, net	40	37	78	62
Net income	94,620	85,247	116,891	101,610
Net loss attributable to noncontrolling interest	283	188	294	196
Net income attributable to Pool Corporation	$94,903	$85,435	$117,185	$101,806

Earnings per share:
Basic	$2.30	$2.03	$2.84	$2.42
Diluted	$2.21	$1.98	$2.73	$2.35
Weighted average shares outstanding:
Basic	41,349	42,030	41,271	42,128
Diluted	42,985	43,152	42,937	43,230

Cash dividends declared per common share	$0.37	$0.31	$0.68	$0.57

(1)
Upon adoption of ASU 2016-09, we were required to recognize all excess tax benefits or deficiencies related to share-based compensation as a component of our income tax provision on our Consolidated Statements of Income, rather than a component of stockholders’ equity on our Condensed Consolidated Balance Sheets. We adopted this guidance during the first quarter of 2017 on a prospective basis, and as such, our prior year presentation has not changed.

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,	Change
	2017	2016	$	%

Assets
Current assets:
Cash and cash equivalents	$26,666	$30,551	$(3,885)	(13)%
Receivables, net (1)	112,802	119,113	(6,311)	(5)
Receivables pledged under receivables facility	257,483	231,899	25,584	11
Product inventories, net (2)	542,805	493,254	49,551	10
Prepaid expenses and other current assets	15,514	13,044	2,470	19
Deferred income taxes (3)	—	5,533	(5,533)	(100)
Total current assets	955,270	893,394	61,876	7

Property and equipment, net	106,787	85,387	21,400	25
Goodwill	186,124	186,092	32	—
Other intangible assets, net	13,430	14,058	(628)	(4)
Equity interest investments	1,158	1,119	39	3
Other assets (3)	16,367	15,613	754	5
Total assets	$1,279,136	$1,195,663	$83,473	7%

Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$273,309	$265,349	$7,960	3%
Accrued expenses and other current liabilities (3)	98,225	114,993	(16,768)	(15)
Short-term borrowings and current portion of long-term debt and other long-term liabilities	14,901	6,823	8,078	118
Total current liabilities	386,435	387,165	(730)	—

Deferred income taxes (3)	28,445	28,239	206	1
Long-term debt, net	538,579	493,783	44,796	9
Other long-term liabilities	22,418	17,875	4,543	25
Total liabilities	975,877	927,062	48,815	5
Redeemable noncontrolling interest	—	2,511	(2,511)	(100)
Total stockholders’ equity	303,259	266,090	37,169	14
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,279,136	$1,195,663	$83,473	7%

(1)	The allowance for doubtful accounts was $3.6 million at June 30, 2017 and $3.3 million at June 30, 2016.

(2)	The inventory reserve was $8.1 million at June 30, 2017 and $8.6 million at June 30, 2016.

(3)
Upon adoption of ASU 2015-17, Balance Sheet Classification of Deferred Taxes, we were required to reclassify all of our deferred tax assets and liabilities as noncurrent on our Condensed Consolidated Balance Sheets. We adopted this guidance on a prospective basis, and as such, our prior year balances or classifications have not changed.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2017	2016	Change
Operating activities
Net income	$116,891	$101,610	$15,281
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	11,617	9,743	1,874
Amortization	743	735	8
Share-based compensation	6,299	4,850	1,449
Excess tax benefits from share-based compensation (1)	—	(3,203)	3,203
Equity earnings in unconsolidated investments, net	(78)	(62)	(16)
Other	2,122	2,270	(148)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(199,055)	(187,526)	(11,529)
Product inventories	(53,546)	(14,481)	(39,065)
Prepaid expenses and other assets	(2,389)	(1,729)	(660)
Accounts payable	38,673	15,041	23,632
Accrued expenses and other current liabilities	37,378	58,995	(21,617)
Net cash used in operating activities	(41,345)	(13,757)	(27,588)

Investing activities
Acquisition of businesses, net of cash acquired	(3,296)	(19,211)	15,915
Purchases of property and equipment, net of sale proceeds	(34,495)	(25,779)	(8,716)
Payments to fund credit agreement	—	(2,232)	2,232
Collections from credit agreement	—	2,475	(2,475)
Other investments, net	3	17	(14)
Net cash used in investing activities	(37,788)	(44,730)	6,942

Financing activities
Proceeds from revolving line of credit	606,623	629,351	(22,728)
Payments on revolving line of credit	(641,752)	(604,470)	(37,282)
Proceeds from asset-backed financing	156,600	145,000	11,600
Payments on asset-backed financing	(20,100)	(2,800)	(17,300)
Proceeds from short-term borrowings, long-term debt and other long-term liabilities	22,609	12,110	10,499
Payments on short-term borrowings, long-term debt and other long-term liabilities	(8,813)	(6,987)	(1,826)
Payments of deferred and contingent acquisition consideration	(199)	—	(199)
Purchase of redeemable noncontrolling interest	(2,573)	—	(2,573)
Excess tax benefits from share-based compensation (1)	—	3,203	(3,203)
Proceeds from stock issued under share-based compensation plans	7,502	5,699	1,803
Payments of cash dividends	(28,108)	(23,957)	(4,151)
Purchases of treasury stock	(8,672)	(80,478)	71,806
Net cash provided by financing activities	83,117	76,671	6,446
Effect of exchange rate changes on cash and cash equivalents	726	(870)	1,596
Change in cash and cash equivalents	4,710	17,314	(12,604)
Cash and cash equivalents at beginning of period	21,956	13,237	8,719
Cash and cash equivalents at end of period	$26,666	$30,551	$(3,885)
(1)Upon adoption of ASU 2016-09, the excess tax benefit from share-based compensation is no longer reclassified out of operating income tax cash flows, and no longer reported as a financing activity. We adopted this guidance on a prospective basis, and as such, our prior year presentation has not changed.

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2017	2016	2017	2016	2017	2016
Net sales	$973,861	$909,899	$14,302	$8,990	$988,163	$918,889

Gross profit	285,267	267,859	4,397	2,877	289,664	270,736
Gross margin	29.3%	29.4%	30.7%	32.0%	29.3%	29.5%

Operating expenses	132,432	126,467	3,046	1,849	135,478	128,316
Expenses as a % of net sales	13.6%	13.9%	21.3%	20.6%	13.7%	14.0%

Operating income	152,835	141,392	1,351	1,028	154,186	142,420
Operating margin	15.7%	15.5%	9.4%	11.4%	15.6%	15.5%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,
	2017	2016	2017	2016	2017	2016
Net sales	$1,512,146	$1,424,005	$22,457	$10,134	$1,534,603	$1,434,139

Gross profit	436,361	410,642	6,924	3,117	443,285	413,759
Gross margin	28.9%	28.8%	30.8%	30.8%	28.9%	28.9%

Operating expenses	253,123	239,525	4,978	2,284	258,101	241,809
Expenses as a % of net sales	16.7%	16.8%	22.2%	22.5%	16.8%	16.9%

Operating income	183,238	171,117	1,946	833	185,184	171,950
Operating margin	12.1%	12.0%	8.7%	8.2%	12.1%	12.0%

We have excluded the following acquisitions from base business for the periods identified:

Acquired (1)	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
Lincoln Aquatics	April 2017	2	May - June 2017
Metro Irrigation Supply Company Ltd.	April 2016	8	January - June 2017 and April - June 2016
The Melton Corporation	November 2015	2	January 2017 and January 2016
Seaboard Industries, Inc.	October 2015	3	January 2017 and January 2016

(1)	We acquired certain distribution assets of each of these companies.

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.
We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.
The table below summarizes the changes in our sales center count in the first six months of 2017.

December 31, 2016	344
Acquired locations	2
New location	1
Closed locations	(2)
June 30, 2017	345

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share-based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2017	2016	2017	2016
Net income	$94,620	$85,247	$116,891	$101,610
Add:
Interest and other non-operating expenses (1)	3,952	4,001	7,599	6,965
Provision for income taxes	55,654	53,209	60,772	63,437
Share-based compensation	3,296	2,570	6,299	4,850
Equity earnings in unconsolidated investments	(40)	(37)	(78)	(62)
Depreciation	6,060	5,007	11,617	9,743
Amortization (2)	242	262	471	378
Adjusted EBITDA	$163,784	$150,259	$203,571	$186,921

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.

(2)
Excludes amortization of deferred financing costs of $136 and $134 for the three months ended June 30, 2017 and June 30, 2016, respectively and $272 and $357 for the six months ended June 30, 2017 and June 30, 2016 , respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash (used in) provided by operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2017	2016	2017	2016
Adjusted EBITDA	$163,784	$150,259	$203,571	$186,921
Add:
Interest and other non-operating expenses, net of interest income	(3,816)	(3,867)	(7,327)	(6,608)
Provision for income taxes	(55,654)	(53,209)	(60,772)	(63,437)
Excess tax benefits from share-based compensation	—	(423)	—	(3,203)
Other	275	(64)	2,122	2,270
Change in operating assets and liabilities	(113,510)	(66,700)	(178,939)	(129,700)
Net cash (used in) provided by operating activities	$(8,921)	$25,996	$(41,345)	$(13,757)